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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 28, 2002
                                (Date of Report)

                   Central European Distribution Corporation
             (Exact name of registrant as specified in its charter)

                   Delaware                             0-24341                          54-1865271
(State or other jurisdiction of incorporation)  (Commission file number)   (IRS employer identification number)

              1343 Main Street, Suite 301, Sarasota Florida 34236
                   (Address of Principal Executive Offices)

       Registrants telephone number, including area code:  (941) 330-1558
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Item 5.    Other Events.
           -------------

     On March 28, 2002, Central European Distribution Corporation (the "Company") completed a private placement of 800,000 shares of its common stock at $10.50 per share, raising gross proceeds of $8.4 million. A copy of the press release is attached as Exhibit 99.1. The Company is required to file a registration statement within 90 days of the closing, and to cause this registration statement to become effective within 150 days of the closing, to facilitate the resale of these shares. The holders of the Company's 200,000 warrants will have piggy-back registration rights in connection with this registration statement. The warrants are convertible into shares of the Company common stock on a 1-to-1 basis.

Item 7.    Financial Statements and Exhibits.
           ----------------------------------


(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.


     Exhibit
     No.              Description
     ---              -----------

     99.1 Press Release dated March 28, 2002 regarding completion of private placement to finance acquisitions.
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                                   SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Central European Distribution Corporation


Date: March 28, 2002              /s/ James Archbold
                              ----------------------------------------------
                                      James Archbold
                                      Secretary